Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Board of Directors and Stockholders of
Janel Corporation and Subsidiaries

We consent to the incorporation by reference in Registration Statement No. 333-222791 of Janel Corporation on Form S-8 of our report dated July 26, 2019 with respect to our audit of the consolidated financial statements of Janel Corporation and Subsidiaries appearing in this Annual Report on Form 10-K of Janel Corporation as of and for the year ended September 30, 2018.

/s/Prager Metis CPAs, LLC

Prager Metis CPAs, LLC
Basking Ridge, New Jersey
July 26, 2019